CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Putnam Asset Allocation Funds of our report dated November 13, 2024, relating to the financial statements and financial highlights, which appears in Putnam Dynamic Asset Allocation Growth Fund’s Annual Report on Form N-CSR for the year ended September 30, 2024. We also consent to the references to us under the headings "Financial highlights", "FINANCIAL STATEMENTS" and “Auditor” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

January 22, 2025